Exhibit 99.1

Planet Green Holdings Corp. Announces Strategic Digital Marketing Agreement With AI Industry Leader iFLYTEK

Company Awarded Significant New Marketing Contract for

Disruptive AI-Enabled Consumer Electronics Innovation Client

NEW YORK, NY – July 16, 2026 – Planet Green Holdings Corp. (NYSE American: PLAG) (“Planet Green” or the “Company”), a diversified holding company, today announced that its wholly owned subsidiary, Shanghai Shuning Advertising Co., Ltd., has entered into a comprehensive Integrated Network Promotion Services Contract with iFLYTEK Co., Ltd. (SZSE: 002230), one of the world’s most prominent artificial intelligence and speech technology companies.

Under the terms of the agreement, which runs through the end of 2026, Shanghai Shuning will serve as the primary digital marketing agency for iFLYTEK, providing a full-process “hosting mode” for their promotional and strategic marketing initiatives in China. The comprehensive suite of services includes market analysis, advertising campaign production, creative copywriting and design, strategic advertisement placement across third-party channels, account management, and ongoing data optimization and performance review.

“We are thrilled to announce this strategic partnership with a globally respected tech giant like iFLYTEK,” said Bin Zhou, Chairman of Planet Green Holdings Corp. “Winning the trust of a publicly listed AI leader to execute their comprehensive digital marketing strategy is a powerful testament to our subsidiary’s expertise, data-driven approach, and operational excellence. Our expertise and track record in this space made our suite of services a strong and clear choice as the winning bid to support iFLYTEK as they drive their ambitious business plan going forward.”

“Financially and operationally, this agreement significantly strengthens our revenue pipeline in the digital marketing space. Furthermore, this client adoption also positions us as a premier service provider capable of meeting the rigorous demands of top-tier, large-cap technology clients. We are excited to partner with iFLYTEK, and we expect to leverage this success as we look to win similar marketing mandates in the near term,” concluded Mr. Zhou.

The partnership with iFLYTEK represents a significant milestone for Planet Green’s digital advertising segment. iFLYTEK, publicly listed on the Shenzhen Stock Exchange, is a recognized pioneer and global heavyweight in artificial intelligence, natural language processing, and voice recognition technologies. Frequently recognized as a national champion in AI by the Chinese government, iFLYTEK boasts a massive market capitalization and serves hundreds of millions of users worldwide across consumer, educational, healthcare, and enterprise sectors. Securing a comprehensive marketing contract with an enterprise of iFLYTEK’s massive scale and technological prestige underscores the high caliber, reliability, and competitive edge of Shanghai Shuning’s digital marketing capabilities.

Through this agreement, Shanghai Shuning will leverage its proprietary market analysis and targeted placement strategies to enhance iFLYTEK’s brand visibility and product reach in China. Planet Green expects this high-profile partnership to open doors for further tier-one enterprise client acquisitions in the near future.

About Planet Green Holdings Corp. Planet Green Holdings Corp. (NYSE American: PLAG) is a diversified holding company. Through its subsidiaries, the Company operates across multiple business lines, including digital marketing and consumer products, generating value through innovative strategies and a comprehensive service portfolio.

About iFLYTEK Co., Ltd. Founded in 1999 and listed on the Shenzhen Stock Exchange (SZSE: 002230), iFLYTEK is a leading artificial intelligence and speech technology company in the Asia-Pacific region. The company dedicates itself to the research of intelligent speech, natural language understanding, and computer vision, aiming to create better AI solutions for education, healthcare, smart cities, and consumer electronics.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For further information, please contact:

Ms. Wei Li
Chief Financial Officer
Phone: 347 370 2352
Email:  liwei@planetgreenholdings.com